Calculation of Filing Fee Tables
S-8
aTYR PHARMA INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock	Other	4,000,000	$ 0.495	$ 1,980,000.00	0.0001381	$ 273.44
Total Offering Amounts:						$ 1,980,000.00		$ 273.44
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 273.44
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the Securities Act), this Registration Statement on Form S-8 (this Registration Statement) shall also cover any additional shares of common stock, par value $0.001 per share (Common Stock), of aTyr Pharma, Inc. (the Registrant) that become issuable under the aTyr Pharma, Inc. 2015 Stock Option and Incentive Plan, as amended (the 2015 Plan), by reason of any stock dividend, stock split, recapitalization or other similar transaction. The proposed maximum offering price per unit and proposed maximum aggregate offering price are estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act solely for purposes of calculating the registration fee, which is calculated using the average of the high and low prices of the Common Stock on August 3, 2026, as reported on the Nasdaq Capital Market, which date is within five business days prior to the filing of this Registration Statement. The number of shares being registered represents 4,000,000 additional shares of Common Stock reserved and available for issuance under the 2015 Plan, as approved by the Registrant's stockholders at its annual meeting of stockholders on May 11, 2026 (the 2026 Annual Meeting). At the 2026 Annual Meeting, the Registrant's stockholders approved an amendment to the 2015 Plan to increase the maximum number of shares of Common Stock reserved and available for issuance under the 2015 Plan by 4,000,000 to 19,725,101.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources